Exhibit 99.1

URBAN OUTFITTERS, INC.

Second Quarter Results

Philadelphia, PA – August 21, 2024

For Immediate Release	Contact:	Oona McCullough
Executive Director of Investor Relations
(215) 454-4806

URBN Reports Record Q2 Sales

PHILADELPHIA, PA, August 21, 2024 – Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle products and services company which operates a portfolio of global consumer brands including the Anthropologie, Free People, FP Movement, Urban Outfitters and Nuuly brands, today announced net income of $117.5 million and earnings per diluted share of $1.24 for the three months ended July 31, 2024. For the six months ended July 31, 2024, net income was $179.3 million and earnings per diluted share were $1.89.

Total Company net sales for the three months ended July 31, 2024, increased 6.3% to a record $1.35 billion. Total Retail segment net sales increased 3.1%, with comparable Retail segment net sales increasing 2.0%. The increase in Retail segment comparable net sales was driven by low single-digit positive growth in both digital channel sales and retail store sales. Comparable Retail segment net sales increased 7.1% at Free People and 6.7% at Anthropologie and decreased 9.3% at Urban Outfitters. Nuuly segment net sales increased by 62.6% primarily driven by a 55% increase in average active subscribers in the current quarter versus the prior year quarter. Wholesale segment net sales increased 15.1% driven by a 17.5% increase in Free People wholesale sales due to an increase in sales to department stores and specialty customers, partially offset by a decrease in Urban Outfitters wholesale sales.

For the six months ended July 31, 2024, total Company net sales increased 7.0% to a record $2.55 billion. Total Retail segment net sales increased 4.4%, with comparable Retail segment net sales increasing 3.2%. The increase in Retail segment comparable net sales was driven by mid single-digit positive growth in digital channel sales and low single-digit positive growth in retail store sales. Comparable Retail segment net sales increased 11.5% at Free People and 8.4% at Anthropologie and decreased 11.4% at Urban Outfitters. Nuuly segment net sales increased by 57.2% primarily driven by a 50% increase in average active subscribers in the current period versus the prior year period. Wholesale segment net sales increased 9.2% driven by a 11.9% increase in Free People wholesale sales due to an increase in sales to department stores and specialty customers, partially offset by a decrease in Urban Outfitters wholesale sales.

“We are pleased to report record second quarter sales fueled by strength across all three segments – Retail, Nuuly and Wholesale,” said Richard A. Hayne, Chief Executive Officer. “Equally impressive, four of our five brands delivered record operating profits during the second quarter,” finished Mr. Hayne.

Net sales by brand and segment for the three and six-month periods were as follows:

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2024	2023	2024	2023
Net sales by brand
Anthropologie(1)	$569,100	$530,087	$1,095,485	$1,003,727
Free People(2)	365,129	331,201	683,820	604,936
Urban Outfitters	316,715	346,424	586,973	655,132
Nuuly	90,696	55,793	168,638	107,263
Menus & Venues	10,319	8,690	17,775	14,811
Total Company	$1,351,959	$1,272,195	$2,552,691	$2,385,869

Net sales by segment
Retail Segment	$1,196,456	$1,160,089	$2,259,141	$2,164,190
Nuuly Segment	90,696	55,793	168,638	107,263
Wholesale Segment	64,807	56,313	124,912	114,416
Total Company	$1,351,959	$1,272,195	$2,552,691	$2,385,869
(1)
Anthropologie includes the Anthropologie and Terrain brands.
(2)
Free People includes the Free People and FP Movement brands.

For the three months ended July 31, 2024, the gross profit rate increased by 68 basis points compared to the three months ended July 31, 2023. Gross profit dollars increased 8.3% to $493.3 million from $455.6 million in the three months ended July 31, 2023. The increase in gross profit rate was primarily due to higher initial merchandise markups for all segments primarily driven by Company cross-functional initiatives, partially offset by higher Retail segment merchandise markdowns, primarily at the Urban Outfitters brand. The increase in gross profit dollars was due to higher net sales and the improved gross profit rate.

For the six months ended July 31, 2024, the gross profit rate increased by 67 basis points compared to the six months ended July 31, 2023. Gross profit dollars increased 9.1% to $901.7 million from $826.8 million in the six months ended July 31, 2023. The increase in gross profit rate was primarily due to higher initial merchandise markups for all segments primarily driven by Company cross-functional initiatives, partially offset by higher Retail segment merchandise markdowns, primarily at the Urban Outfitters brand, and a deleverage in logistics expenses. The deleverage in logistics expenses was primarily driven by the increased penetration of Nuuly segment sales to total Company sales, as well as transition and start-up expenses related to the additional Nuuly fulfillment facility that opened during the three months ended April 30, 2024. The increase in gross profit dollars was due to higher net sales and the improved gross profit rate.

As of July 31, 2024, total inventory increased by $18.2 million, or 3.1%, compared to total inventory as of July 31, 2023. Total Retail segment inventory increased 3.1%, while Retail segment comparable inventory decreased by 1.3%. Wholesale segment inventory increased by 3.5%.

For the three months ended July 31, 2024, selling, general and administrative expenses increased by $24.7 million, or 7.6%, compared to the three months ended July 31, 2023, and expressed as a percentage of net sales, deleveraged 32 basis points. For the six months ended July 31, 2024, selling, general and administrative expenses increased by $58.6 million, or 9.4%, compared to the six months ended July 31, 2023, and expressed as a percentage of net sales, deleveraged 59 basis points. The deleverage in selling, general and administrative expenses as a rate to net sales for both periods was primarily related to the Urban Outfitters brand not being able to reduce expenses at the same rate of net sales. The dollar growth in selling, general and administrative expenses for both periods was primarily related to increased marketing expenses to support customer traffic growth and increased sales in the Retail and Nuuly segments and increased store payroll expenses to support the Retail segment stores comparable sales growth.

The Company’s effective tax rate for the three months ended July 31, 2024 was 23.0%, compared to 23.2% in the three months ended July 31, 2023. The Company's effective tax rate for the six months ended July 31, 2024 was 23.2%, compared to 24.5% in the six months ended July 31, 2023. The decrease in the effective tax rate for the three and six months ended July 31, 2024 was primarily due to the favorable impact of equity activity in the current year.

Net income for the three months ended July 31, 2024 was $117.5 million and earnings per diluted share were $1.24. Net income for the six months ended July 31, 2024 was $179.3 million and earnings per diluted share were $1.89.

On June 4, 2019, the Company’s Board of Directors authorized the repurchase of 20 million common shares under a share repurchase program. During the six months ended July 31, 2024, the Company repurchased and subsequently retired 1.2 million shares for approximately $52 million. As of July 31, 2024, 18.0 million common shares were remaining under the program.

During the six months ended July 31, 2024, the Company opened a total of 19 new retail locations including: 9 Free People stores (including 7 FP Movement stores), 5 Urban Outfitters stores and 5 Anthropologie stores; and closed 9 retail locations including: 4 Urban Outfitters stores, 3 Anthropologie stores and 2 Free People stores.

Urban Outfitters, Inc. offers lifestyle-oriented general merchandise and consumer products and services through a portfolio of global consumer brands comprised of 263 Urban Outfitters stores in the United States, Canada and Europe and websites; 239 Anthropologie stores in the United States, Canada and Europe, catalogs and websites; 205 Free People stores (including 45 FP Movement stores) in the United States, Canada and Europe, catalogs and websites, 9 Menus & Venues restaurants, 7 Urban Outfitters franchisee-owned stores and 2 Anthropologie franchisee-owned stores as of July 31, 2024. Free People, FP Movement and Urban Outfitters wholesale sell their products through department and specialty stores worldwide, digital businesses and the Company’s Retail segment. Nuuly is a women's apparel subscription rental service which offers a wide selection of rental product from the Company's own brands, third-party brands and one-of-a-kind vintage pieces.

A conference call will be held today to discuss second quarter results and will be webcast at 5:15 pm. ET at: https://edge.media-server.com/mmc/p/o4zr87uy/.

As used in this document, unless otherwise defined, "Anthropologie" refers to the Company's Anthropologie and Terrain brands and "Free People" refers to the Company's Free People and FP Movement brands.

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may contain forward-looking statements. When used in this release, the words “project,” “believe,” “plan,” “will,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: overall economic and market conditions (including current levels of inflation) and worldwide political events and the resultant impact on consumer spending patterns and our pricing power, the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, the effects of the implementation of the United Kingdom's withdrawal from membership in the European Union (commonly referred to as “Brexit”), including currency fluctuations, economic conditions and legal or regulatory changes, any effects of war, including geopolitical instability, impacts of the conflict in the Middle East and impacts of the war between Russia and Ukraine and from related sanctions imposed by the United States, European Union, United Kingdom and others, terrorism and civil unrest, natural disasters, severe or unseasonable weather conditions (including as a result of climate change) or public health crises (such as the coronavirus (COVID-19)), labor shortages and increases in labor costs, raw material costs and transportation costs, availability of suitable retail space for expansion, timing of store openings, risks associated with international expansion, seasonal fluctuations in gross sales, response to new concepts, our ability to integrate acquisitions, risks associated with digital sales, our ability to maintain and expand our digital sales channels, any material disruptions or security breaches with respect to our technology systems, the departure of one or more key senior executives, import risks (including any shortage of transportation capacities or delays at ports), changes to U.S. and foreign trade policies (including the enactment of tariffs, border adjustment taxes or increases in duties or quotas), the unexpected closing or disruption of, or any damage to, any of our distribution centers, our ability to protect our intellectual property rights, failure of our manufacturers and third-party vendors to comply with our social compliance program, risks related to environmental, social and governance activities, changes in our effective income tax rate, changes in accounting standards and subjective assumptions, regulatory changes and legal matters and other risks identified in our filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

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(Tables follow)

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Income

(amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2024	2023	2024	2023
Net sales	$1,351,959	$1,272,195	$2,552,691	$2,385,869
Cost of sales (excluding store impairment and lease abandonment charges)	858,674	816,614	1,646,420	1,559,057
Store impairment and lease abandonment charges	—	—	4,601	—
Gross profit	493,285	455,581	901,670	826,812
Selling, general and administrative expenses	348,150	323,483	681,911	623,331
Income from operations	145,135	132,098	219,759	203,481
Other income, net	7,429	3,399	13,675	4,418
Income before income taxes	152,564	135,497	233,434	207,899
Income tax expense	35,079	31,405	54,184	50,990
Net income	$117,485	$104,092	$179,250	$156,909

Net income per common share:
Basic	$1.26	$1.12	$1.93	$1.69
Diluted	$1.24	$1.10	$1.89	$1.67

Weighted-average common shares outstanding:
Basic	93,071,401	92,741,888	93,097,694	92,610,499
Diluted	94,684,003	94,228,185	94,842,065	94,026,950

AS A PERCENTAGE OF NET SALES
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (excluding store impairment and lease abandonment charges)	63.5%	64.2%	64.5%	65.3%
Store impairment and lease abandonment charges	—	—	0.2%	—
Gross profit	36.5%	35.8%	35.3%	34.7%
Selling, general and administrative expenses	25.8%	25.4%	26.7%	26.2%
Income from operations	10.7%	10.4%	8.6%	8.5%
Other income, net	0.6%	0.3%	0.5%	0.2%
Income before income taxes	11.3%	10.7%	9.1%	8.7%
Income tax expense	2.6%	2.5%	2.1%	2.1%
Net income	8.7%	8.2%	7.0%	6.6%

URBAN OUTFITTERS, INC.

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	July 31,	January 31,	July 31,
	2024	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$209,129	$178,321	$224,744
Marketable securities	352,360	286,744	250,832
Accounts receivable, net of allowance for doubtful accounts of $1,429, $1,465 and $1,481, respectively	78,749	67,008	79,118
Inventory	604,667	550,242	586,514
Prepaid expenses and other current assets	228,966	200,188	224,254
Total current assets	1,473,871	1,282,503	1,365,462
Property and equipment, net	1,314,923	1,286,541	1,222,343
Operating lease right-of-use assets	941,404	920,396	961,458
Marketable securities	209,469	314,152	122,356
Other assets	319,156	307,617	298,317
Total Assets	$4,258,823	$4,111,209	$3,969,936

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$299,351	$253,342	$270,464
Current portion of operating lease liabilities	227,987	226,645	227,669
Accrued expenses, accrued compensation and other current liabilities	483,080	514,218	459,343
Total current liabilities	1,010,418	994,205	957,476
Non-current portion of operating lease liabilities	875,174	851,853	882,841
Other non-current liabilities	131,798	152,611	162,228
Total Liabilities	2,017,390	1,998,669	2,002,545

Shareholders’ equity:
Preferred shares; $.0001 par value, 10,000,000 shares authorized, none issued	—	—	—
Common shares; $.0001 par value, 200,000,000 shares authorized, 92,260,283, 92,787,522, and 92,773,249 shares issued and outstanding, respectively	9	9	9
Additional paid-in-capital	—	37,943	23,214
Retained earnings	2,279,856	2,113,735	1,982,970
Accumulated other comprehensive loss	(38,432)	(39,147)	(38,802)
Total Shareholders’ Equity	2,241,433	2,112,540	1,967,391
Total Liabilities and Shareholders’ Equity	$4,258,823	$4,111,209	$3,969,936

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Six Months Ended
	July 31,
	2024	2023
Cash flows from operating activities:
Net income	$179,250	$156,909
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56,552	47,471
Non-cash lease expense	103,146	101,277
Provision for deferred income taxes	9,208	526
Share-based compensation expense	15,556	15,556
Amortization of tax credit investment	8,760	7,953
Store impairment and lease abandonment charges	4,601	—
Loss on disposition of property and equipment, net	420	146
Changes in assets and liabilities:
Receivables	(11,606)	(8,160)
Inventory	(54,050)	3,299
Prepaid expenses and other assets	(48,318)	(48,256)
Payables, accrued expenses and other liabilities	16,858	54,573
Operating lease liabilities	(116,563)	(120,047)
Net cash provided by operating activities	163,814	211,247
Cash flows from investing activities:
Cash paid for property and equipment	(98,854)	(78,517)
Cash paid for marketable securities	(166,428)	(229,446)
Sales and maturities of marketable securities	204,145	149,921
Initial cash payment for tax credit investment	—	(20,000)
Net cash used in investing activities	(61,137)	(178,042)
Cash flows from financing activities:
Proceeds from the exercise of stock options	851	594
Share repurchases related to share repurchase program	(52,262)	—
Share repurchases related to taxes for share-based awards	(14,977)	(8,184)
Tax credit investment liability payments	(2,713)	(1,724)
Net cash used in financing activities	(69,101)	(9,314)
Effect of exchange rate changes on cash and cash equivalents	(2,768)	(407)
Increase in cash and cash equivalents	30,808	23,484
Cash and cash equivalents at beginning of period	178,321	201,260
Cash and cash equivalents at end of period	$209,129	$224,744